EXHIBIT 10.2


                       EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of January 2002, by and between THE PEOPLES BANK OF OXFORD, a Pennsylvania state-chartered banking institution having a place of business at 24 South Third Street, Oxford, PA 19363 (the "Employer"), and GEORGE C. MASON, an adult individual residing at 801 North High Street, West Chester, PA 19380 (the "Executive").

                             WITNESSETH:

     WHEREAS, the Executive is presently serving as Chief
Executive Officer and Chairman of the Board of Directors (the
"Board") of the Employer pursuant to an agreement dated
January 1, 1996 (the "1996 Employment Agreement"); and

     WHEREAS, on July 27, 2000, the Employer effected a reorganization pursuant to which the Employer became a wholly-owned subsidiary of Peoples First, Inc. ("Peoples First"), a registered bank holding company; and

     WHEREAS, the Employer desires to continue to employ the Executive to serve in the capacity of its Chairman of the Board and to revise the 1996 Employment Agreement to reflect the formation of Peoples First and in certain other respects as set forth herein; and

     WHEREAS, the Executive desires to continue his employment on such revised terms and conditions.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment. The Employer hereby employs the Executive as its Chairman of the Board, and the Executive hereby accepts such employment on the terms and conditions set forth in this Agreement.

     2. Duties. The Executive shall perform and discharge well and faithfully such duties as are specified for his positions in the Employer's bylaws and such other duties, consistent with such position, as may be reasonably assigned to him from time to time by the Board. The Executive shall also hold such other senior executive titles and positions as may be assigned to him, with his concurrence and the concurrence of the Board, by the board of directors of any company affiliated with the Employer, including Peoples First.

     3. Term. The term of this Agreement shall commence as of the date hereof and, unless sooner terminated as provided herein, shall continue until December 31, 2004 (the "Initial Term"); provided, however, that this Agreement shall automatically be renewed on January 1, 2003 for the three-year period ending on December 31, 2005, unless either party delivers a notice of nonrenewal to the other party on or before November 2, 2002 (in which case, this Agreement shall continue in effect, subject to sooner termination as provided herein, through December 31, 2004); and provided further, that if this Agreement is renewed on January 1, 2003, it shall automatically be renewed on January 1 of each subsequent year (an "Annual Renewal Date") for a period ending three years from each relevant Annual Renewal Date, unless either party delivers a notice of nonrenewal to the other party at least 60 days prior to an Annual Renewal Date (in which case, this Agreement shall continue in effect, subject to sooner termination as provided herein, for a term ending two years from the Annual Renewal Date immediately following such notice).

     4.  Compensation.

          (a) Salary. For his services performed hereunder, the Employer shall initially pay to the Executive a salary at the annualized rate of $155,000, payable at such times as salaries are paid to other executive employees of the Employer. The Employer may, from time to time, increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this subsection to reflect the increased amounts, effective as of the dates established for such increases by the Board (or a committee thereof). The Employer may also, from time to time, decrease the Executive's salary upon prior receipt of the Executive's written consent to any such decrease.

          (b) Bonus. During the Initial Term and all renewals thereof, the Employer will pay to the Executive an annual bonus in such amount and in such installments as may be determined from time to time by the Board (or a committee thereof), but in no event shall any such bonus be less than $10,000 per calendar year.

          (c) Additional Benefits. During the Initial Term and all renewals thereof, the Executive shall be entitled to participate in all of the employee benefit plans and other fringe benefits of the Employer which are applicable to executive salaried officers, including, without limitation, any pension benefit plan, health insurance plan, disability insurance plan (with a monthly benefit of at least $2,500), and no less than four weeks of paid vacation. In addition, upon termination of this Agreement for any reason, the Executive shall have the right to purchase any insurance policies which the Employer owns on his life for the cash surrender value thereof plus an assumption of the remaining payments; provided, however, the Executive shall not have the right to purchase any insurance policies necessary to fund any of his rights and benefits hereunder.

         (d) Perquisites. During the Initial Term and any renewals thereof, the Executive shall be entitled to the same perquisites that he is receiving as of the date of this Agreement, including, without limitation, reimbursement for all club memberships approved by the Board, including one country club membership, and the use of an automobile at least comparable to that presently being provided to the Executive.

          (e) Allocation of Compensation Obligation. The parties agree that, for purposes of this Agreement, the compensation obligation under this section, and any other payment or benefit obligation provided for herein, is the primary obligation of the Employer, regardless of any agreement between the Employer and any affiliated company relating to the allocation of compensation expense among them.

     5.  Disability/Death.

          (a) The Employer shall have the right to terminate the Executive's employment hereunder upon not less than 90 days' prior written notice to the Executive if, because of mental or physical disability, the Executive shall have been incapable, continuously for a period of 12 months, or 12 out of 15 consecutive months, prior to the date of such notice, of performing all of his duties under this Agreement. In the event of termination for disability, the Executive's salary, as determined hereunder, shall be paid for a period of 36 months from the date of termination, less any disability payments made to him or paid on his behalf under Section 4(c), and the Executive shall be entitled to all benefits and service credits for benefits under all the employee benefit plans for the duration of the Initial Term or any renewal thereof, as if the Executive were still employed during such period under this Agreement. At the end of such period, the Executive shall be deemed to have retired from the Employer and shall be eligible for any and all rights provided to retirees by the Employer under all the employee benefit plans. If and to the extent that employee benefits or service credits for such benefits under any employee benefit plan shall not be payable or provided under any such plan to the Executive, or his dependents, because he is no longer an employee of the Employer, the Employer itself shall, to the extent necessary, pay or provide for payment of such employee benefits or service credits for such benefits to the Executive and his dependents for the remainder of the Initial Term or any renewal thereof.

          (b) In the event of the Executive's death during the Initial Term or any renewal thereof, the Executive's employment hereunder shall terminate and his spouse or, if he does not have a spouse at the date of his death, his estate, shall be entitled to a death benefit equal to the Executive's salary for the remainder of the term of this Agreement, payable within 90 days of the date of his death in one lump sum, without prejudice to any other payments due under any applicable employee benefit plan or insurance policy.

     6.  Termination By the Employer For Cause.

          (a) The Employer may terminate the Executive's employment for Cause (as defined below) upon 15 days' prior written notice, but only if the Board determines, by majority vote of the entire Board, that the Executive's employment should be terminated for Cause and such event of Cause is not cured prior to the expiration of such 15-day period. For purposes of this subsection, the Executive shall not be counted to determine that number which equals a majority of the Board. The Executive hereby agrees to abstain from any vote of the Board relating to such determination.

          (b) For purposes of this Agreement, "Cause" shall mean:

               (1) a substantial and willful failure by the Executive to perform his duties hereunder, other than a failure resulting from the Executive's incapacity because of physical or mental illness or disability;

               (2)  misappropriation or embezzlement of
corporate or customer funds;

               (3) conviction of, or a plea of guilty or nolo contendere to, a felony;

               (4) a significant violation of any statutory or common law duty of loyalty to the Employer (or an affiliated company), which results in material injury to the Employer (or an affiliated company);

               (5) the removal or prohibition of the Executive from being an institution-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other provision of applicable law; or

              (6)  a breach by the Executive of any of the
provisions set forth in Section 13.

     7.  Termination By the Executive For Good Reason.  The
Executive may terminate this Agreement, at any time, for "Good
Reason." For purposes of this Agreement, "Good Reason" shall mean:

          (a) a significant change in the nature or scope of the authorities, functions, duties or responsibilities of the position in which the Executive is hereby employed, which change is not remedied within 30 days after receipt by the Employer of written notice thereof by the Executive;

          (b) a material breach by the Employer of any provisions of this Agreement, including, without limitation, the failure of the Employer substantially to maintain and to continue during the Initial Term and any renewals thereof, the Executive's salary or benefits as in effect on the date hereof or as they may be implemented or improved from time to time (other than employee plan benefit changes made applicable to the Employer's employees generally), which breach is not remedied within 30 days after receipt by the Employer of written notice thereof by the Executive;

          (c) the failure or refusal of any successor to the Employer to assume all duties and obligations of the Employer under this Agreement;

          (d) the relocation of the Employer's office to a location which is more than 35 miles from the Executive's residence on the date hereof, or the Employer's requiring the Executive to be based anywhere other than the principal executive office of the Employer on the date hereof, except for required travel on the Employer's business to an extent substantially consistent with the Executive's business travel obligations on the date of this Agreement or as increased from time to time hereafter with the consent of the Executive; or

          (e) after a Change in Control (as defined below) occurs, a determination by the Executive, made in good faith, that as a result of the Change in Control and a change in circumstances thereafter affecting his position, he is unable to exercise the authorities, powers, functions or duties commensurate with the position for which he is hereby employed, which situation is not remedied within 30 days after receipt by the Employer (or its successor) of written notice from the Executive of such determination.

     8.  Change in Control.  For purposes of this Agreement,
"Change in Control" shall mean any of the following:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Executive (or any of his affiliates), Peoples First, a subsidiary of Peoples First, or an employee benefit plan of Peoples First or a subsidiary of Peoples First (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Peoples First representing more than 19.9% of (1) the combined voting power of Peoples First's then outstanding securities or (2) the aggregate number of shares of Peoples First's then outstanding common stock;

          (b) the occurrence of a sale of all or substantially all of the assets of Peoples First or the Employer to an entity which is not a direct or indirect subsidiary of Peoples First;

          (c) the occurrence of a reorganization, merger, consolidation or similar transaction involving Peoples First, unless (1) the shareholders of Peoples First immediately prior to the consummation of any such transaction initially thereafter own securities representing at least a majority of the voting power of the surviving or resulting corporation, and (2) the directors of Peoples First immediately prior to the consummation of such transaction initially thereafter represent at least a majority of the directors of the surviving or resulting corporation;

          (d) a plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted for Peoples
First or the Employer;

          (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the board of directors of Peoples First cease to constitute the majority of such board (unless the election of each new director was expressly or by implication approved by a majority of the board members who were still in office and who were directors at the beginning of such period); or

          (f) the occurrence of any other event which is irrevocably designated as a "change in control" for purposes of this Agreement by resolution adopted by a majority of the then non-employee directors of Peoples First.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a person becomes the beneficial owner, directly or indirectly, of securities representing more than 19.9% of the combined voting power of Peoples First's then outstanding securities or the aggregate number of shares of Peoples First's then outstanding common stock solely as a result of an acquisition by Peoples First of its securities or stock which, by reducing the number of securities or stock outstanding, increases the proportionate number of securities or stock beneficially owned by such person; provided, however, that if a person becomes the beneficial owner of more than 19.9% of the combined voting power of securities or the aggregate number of shares of common stock by reason of such acquisition and thereafter become the beneficial owner, directly or indirectly, of any additional voting securities or additional common stock (other than by reason of a stock split, stock dividend or similar transaction), then a Change in Control will thereupon be deemed to have occurred.

     9.  Effect of Certain Terminations.

          (a) Termination For Cause or Without Good Reason. If the Employer shall terminate the Executive's employment for Cause or the Executive shall voluntarily terminate his employment without Good Reason, the Employer shall pay the Executive his full salary through the month in which such termination occurs and shall have no further obligation to the Executive under this Agreement.

          (b) Termination Without Cause or For Good Reason. If the Employer shall terminate the Executive's employment prior to the end of the Initial Term or any renewal thereof without Cause, or if the Executive shall terminate his employment for Good Reason, then the Employer shall pay to the Executive and provide him, his dependents, beneficiaries and estate, with the following:

               (1) The Employer shall pay to the Executive a total amount equal to three times the sum of (A) his salary as then in effect (or, if higher, before a reduction which gave him the right to terminate with Good Reason) and (B) the average of his annual bonuses over the three calendars years immediately preceding the year of termination, such total to be paid in equal monthly installments over a period of 36 months.

               (2) During the remainder of the Initial Term or any renewal thereof, the Executive and his dependents shall continue to be entitled to all the employee benefits and service credits for such benefits under all the employee benefit plans, other than bonuses, as if the Executive were still employed during such period under this Agreement, and at the end of such period the Executive shall be deemed to have retired from the Employer and shall be eligible for any and all benefits and rights provided to retirees by the Employer under all applicable employee benefit plans. If and to the extent that the employee benefits or service credits for such benefits under any applicable employee benefit plan shall not be payable or provided under any such plan to the Executive, or his dependents, because he is no longer an employee of the Employer, the Employer itself shall, to the extent necessary, pay or provide for payment of such employee benefits or service credits for such benefits to the Executive and his dependents for the remainder of the Initial Term or any renewal thereof.

     10. Potential Additional Termination Benefit. In the event that the amounts and benefits payable under this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Employer and any affiliated company, are such that he becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Employer shall pay him such additional amount or amounts as will result in his retention (after payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to employment and income taxation. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rates. All calculations required to be made under this section, shall be made by the Employer's independent public accountants, subject to the right of the Executive's representative to review the same. All such amounts required to be paid shall be paid at the time any withholding may be required under applicable law, and any additional amounts shall be paid or reimbursed no later than 15 days following confirmation of such amounts by the Employer's accountants. In the event any amounts paid hereunder are subsequently determined to be in error because estimates were required or otherwise, the parties agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined under Code Section 1274(d)(1) for the period of time such erroneous amounts remained outstanding and unreimbursed). The parties recognize that the actual implementation of the provisions of this section are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

     11. Notice of Termination. Any termination by the Employer for disability or with or without Cause, or by the Executive voluntarily or for Good Reason, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement (if any) upon which the Employer or the Executive, as the case may be, relied and shall set forth in reasonable detail (if relevant) all facts and circumstances claimed as the basis for termination of the Executive's employment under the provision so indicated. Any such notice shall be given as provided in Section 21.

     12. Legal Expenses. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Employer shall pay (or the Executive shall be entitled to recover from the Employer, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights, including the enforcement of any arbitration award or judgment entered by a court. For purposes of this section, the Executive shall be deemed to have substantially prevailed in the enforcement of his rights if he receives any portion of the amounts to which the enforcement action pertains, whether through arbitration, court action, settlement or otherwise.

     13.  Competitive Activity and Confidentiality.

          (a) The Executive, during the term of this Agreement and for a period of two years following termination of the same, shall not, directly or indirectly, engage or participate in, or become employed by, or render advisory or other services to, or own any interest in (except for interests held for passive investment purposes of five percent or less of the outstanding voting securities of an entity the securities of which are registered under Section 12 of the Exchange Act), any bank or bank holding company which maintains any office within 30 miles of the Employer's primary executive office. If the foregoing provisions of this subsection shall be determined to be invalid by reason of the length of any period or the size of the area set forth herein, such period of time, such area, or both shall be considered to be reduced to a period of time or area which will cure such invalidity.

          (b) The Executive, for any period during which he is being paid hereunder or pursuant hereto, shall not, directly or indirectly,

               (1) use for his own benefit or account or for the benefit of another, communicate, divulge or disclose under any circumstances whatsoever, for any reason or purpose whatsoever, except where required by law or governmental regulation or where such information is generally available to the public, (A) information concerning the customers, clients, and accounts of the Employer (or any affiliate of the Employer), or (B) knowledge of the conduct, details or business methods of the Employer (or such affiliate), business policies, rates, computer software or systems, financial information, or such other proprietary and confidential information of the Employer (or such affiliate), which the Executive has knowledge of or shall hereafter establish, receive, obtain, or become aware of by virtue of providing employment services and acting as an officer and director of the Employer or otherwise, recognizing such knowledge and information to be valuable and unique assets of the Employer (or such affiliate);

               (2) in any manner interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Employer (or any affiliate of the Employer) and any of its customers or clients, or solicit or induce any person, corporation, or other entity that is a customer of the Employer (or such affiliate), at the time of the termination of his employment hereunder, or that was a customer at any time within the two-year period immediately preceding such time, to become a customer of any other person, corporation, or other entity which is engaged in the business in which the Employer (or such affiliate) is currently or hereafter engaged, or approach any such person, corporation, or other entity for such purpose or authorize or knowingly approve the taking of such actions by other persons, or disparage the Employer's (or such affiliate's) business and reputation; or

               (3)  solicit or induce any person who is an
executive officer of the Employer (or any affiliate of the Employer) at the time of the termination of the Executive's employment hereunder, or that was such at any time within the two-year period immediately preceding such time, to become employed by any person, firm, or corporation which is engaged in the business which is currently or hereafter engaged in by the Employer (or such affiliate) or approach any such executive for such purpose or authorize or knowingly approve the taking of such actions by other persons.

               (c) The Executive acknowledges that the services to be rendered by him as an executive officer and director of the Employer are of a special unique and extraordinary character, and in connection with such services, he will have access to proprietary or confidential information vital to the Employer's business (and the business of any affiliate of the Employer). By reason of this, the Executive acknowledges that if he breaches any of the provisions of this Agreement with respect to non-competition, diversion of clients, customers or executives, or confidentiality, the Employer (or such affiliate) would sustain irreparable harm, and, therefore, the Executive agrees that in addition to any other remedies which the Employer may have under this Agreement or otherwise upon such breach, the Employer shall be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining the Executive from committing or continuing any such violation of this Agreement. In the event of any actions or proceedings at law or in equity commenced by the Employer under or pursuant to this Agreement, the Executive hereby agrees and consents to the exclusive jurisdiction of the courts located in the Commonwealth of Pennsylvania for any such actions or proceedings. The Executive agrees that any breach of any of his representations, warranties or covenants set forth in this Agreement will cause irreparable damage to the Employer, the amount of which will be impossible to ascertain and as result of which the remedy at law will not be adequate. For these reasons, the Employer shall be entitled to temporary, preliminary or permanent injunctive relief from any court of competent jurisdiction to enforce specific performance of this Agreement.

               (d)  In the event the Executive breaches any
provision of this section following his termination and while he is receiving payments and/or benefits pursuant hereto, the
Employer may suspend such payments and 	benefits pending
resolution of the matter through litigation, arbitration or settlement.

     14. Arbitration. The Employer and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania, in accordance with the Individual Employment Dispute Resolution rules of the Association. The Employer or the Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but the Employer and the Executive may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Employer and the Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as provided in Section 13 or otherwise provided herein.

     15. Expiration of Agreement. In the event this Agreement expires by its terms, the Executive's continued employment shall be on an "at will" basis from month to month at his then salary and basic benefits, but the provisions of this Agreement shall not otherwise apply.

     16. Successors/Binding Agreement. The Employer shall require any successor whether direct or indirect, by purchase, merger, reorganization, consolidation, affiliation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of the Employer (a "Successor"), by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to do so if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any Successor in accordance with the operation of law and such Successor shall be deemed the "the Employer" for purposes of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     17. Assignment. This Agreement is not assignable by either party, except by the Employer to any successor in interest to all or substantially all of its business or assets.

     18. Severability. In the event any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

     19. Amendment/Waiver. This Agreement may not be amended, modified, waived or cancelled except by a writing signed by each party hereto. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

     20. Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof. Any previous agreement among the parties relating to the subject matter hereof, including the 1996 Employment Agreement) is superseded by this Agreement; provided, however, that this sentence shall not be construed as superseding the Executive's rights (or the rights of certain of his family members) under that certain Split Dollar Agreement, dated August 17, 1999, as the same may be in effect from time to time.

     21. Notices. All notices required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses first set forth above, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given on the fifth day following deposit of such in the U. S. mail.

     22. No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking employment or otherwise; nor shall any amounts or benefits payable or provided hereunder be reduced in the event he does secure employment, except as may otherwise be provided herein.

     23. Withholding For Taxes. All amounts and benefits paid or provided hereunder shall be subject to withholding for taxes as required by law.

     24. Number. Wherever any word is used herein in the singular form, it shall be construed as though it were used in the plural form, as the context requires, and vice versa.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

     26. Headings. The headings of the several sections and subsections of this Agreement have been inserted herein for convenience of reference only and shall not be used in the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed, as of the day and year first above written.


                                /s/ George C. Mason        SEAL)
                                George C. Mason

                                 THE PEOPLES BANK OF OXFORD

                                 By/s/ Hugh J. Garchinsky
                                   Hugh J. Garchinsky, President


[CORPORATE SEAL]               Attest:/s/ Marie A. Dougherty
                                     (Assistant) Secretary